EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL 2011 and 2010 Stock Option Plans, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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DATE: JULY 2, 2012	/s/ Christophe de Margerie
Christophe de Margerie Chairman and Chief Executive Officer Director

DATE: JUNE 22, 2012	/s/ Patrick Artus
Patrick Artus Director

DATE: JUNE 21, 2012	/s/ Patricia Barbizet
Patricia Barbizet Director

DATE: JULY 2, 2012	/s/ Gunnar Brock
Gunnar Brock Director

DATE: JULY 2, 2012	/s/ Claude Clément
Claude Clément Director

DATE: JUNE 25, 2012	/s/ Marie-Christine Coisne-Roquette
Marie-Christine Coisne-Roquette Director

DATE: JUNE 25, 2012	/s/ Bertrand Collomb
Bertrand Collomb Director

[Signature page of Power of Attorney.]

DATE: JULY 2, 2012	/s/ Paul Desmarais Jr.
Paul Desmarais Jr. Director

DATE:
Thierry Desmarest Director

DATE: JUNE 22, 2012	/s/ Anne-Marie Idrac
Anne-Marie Idrac Director

DATE:
Barbara Kux Director

DATE: JUNE 22, 2012	/s/ Gérard Lamarche
Gérard Lamarche Director

DATE: JUNE 22, 2012	/s/ Anne Lauvergeon
Anne Lauvergeon Director

DATE: JUNE 29, 2012	/s/ Claude Mandil
Claude Mandil Director

[Signature page of Power of Attorney.]

DATE: JULY 2, 2012	/s/ Michel Pébereau
Michel Pébereau Director

DATE: JULY 2, 2012	/s/ Patrick de La Chevardière
Patrick de La Chevardière Executive Vice President and Chief Financial Officer

DATE: JULY 2, 2012	/s/ Dominique Bonnet
Dominique Bonnet Chief Accounting Officer

DATE: JULY 2, 2012	/s/ Robert O. Hammond
Robert O. Hammond Authorized Representative in the United States

[Signature page of Power of Attorney.]